                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration
Statement No. 333-132114 on Form N-1A of our report dated May 24, 2006, relating to the statement of net assets of American Century Growth Funds, Inc. including
Legacy Large Cap Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of
Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 24, 2006